Exhibit 21.1
SUBSIDIARIES OF
PLAINS GP HOLDINGS, L.P.
(As of 12/31/2016)

Subsidiary	Jurisdiction of Organization
5D Marketing LLC	Colorado
Aurora Pipeline Company Ltd.	Canada
Bakersfield Crude Terminal LLC	Delaware
BGS Kimball Gas Storage, LLC	Delaware
Bluewater Gas Storage, LLC	Delaware
Bluewater Natural Gas Holding, LLC	Delaware
Eagle Ford Crude Terminal LLC	Delaware
Hawks Oil LLC	Colorado
Lone Star Trucking, LLC	California
Mountain Ridge Resources LLC	Colorado
Niobrara Crude Terminal LLC	Delaware
PAA Finance Corp.	Delaware
PAA GP LLC	Delaware
PAA Luxembourg S.a.r.l.	Luxembourg
PAA Midstream LLC	Delaware
PAA Natural Gas Canada ULC	Alberta
PAA Natural Gas Storage LLC	Delaware
PAA Natural Gas Storage, L.P.	Delaware
PAA/Vulcan Gas Storage, LLC	Delaware
Pacific Energy Group LLC	Delaware
Pacific L.A. Marine Terminal LLC	Delaware
Pacific Pipeline System LLC	Delaware
PACONO1, LLC	Delaware
PACONO3 LLC	Delaware
PICSCO LLC	Delaware
Pine Prairie Energy Center, LLC	Delaware
Plains AAP, L.P.	Delaware
Plains All American Emergency Relief Fund, Inc.	Texas
Plains All American GP LLC	Delaware
Plains All American Pipeline, L.P.	Delaware
Plains Capline LLC	Delaware
Plains Gas Solutions, LLC	Texas
Plains GP LLC	Texas
Plains LPG Services GP LLC	Delaware
Plains LPG Services, LP	Texas
Plains Marketing Bondholder LLC	Delaware
Plains Marketing Canada LLC	Delaware
Plains Marketing GP Inc.	Texas
Plains Marketing, L.P.	Texas
Plains Midstream Canada ULC	British Columbia
Plains Midstream Empress Management L.P.	British Columbia
Plains Midstream Empress Management ULC	British Columbia
Plains Midstream Luxembourg S.a.r.l.	Luxembourg
Plains Midstream Superior LLC	Texas
Plains Mobile Pipeline Inc.	Alabama

Subsidiary	Jurisdiction of Organization
Plains Petroleum Transmission Company ULC	British Columbia
Plains Pipeline, L.P.	Texas
Plains Products Terminals LLC	Delaware
Plains Rail Holdings LLC	Delaware
Plains South Texas Gathering LLC	Texas
Plains Southcap Inc.	Delaware
Plains Terminals North Dakota LLC	Delaware
Plains Towing LLC	Delaware
Plains West Coast Terminals LLC	Delaware
PLPGS Empress U.S. Corporation	Delaware
PMC (Nova Scotia) Company	Nova Scotia
PMDSE Inc.	Mississippi
PNG Marketing, LLC	Delaware
PNGS GP LLC	Delaware
PPEC Bondholder, LLC	Delaware
Rancho LPG Holdings LLC	Delaware
Rocky Mountain Pipeline System LLC	Texas
SG Resources Mississippi, L.L.C.	Delaware
SLC Pipeline LLC	Delaware
Southcap Pipe Line Company	Delaware
St. James Rail Terminal LLC	Delaware
Sunrise Pipeline LLC	Delaware
Van Hook Crude Terminal LLC	Delaware
VirKel Backhoe Services LLLP	Colorado